Listing Report:Supplement No. 43 dated Aug 09, 2011 to Prospectus dated Jul 14, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 14, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 14, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 488503
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	12.90%	Borrower rate/APR:	13.90% / 16.06%	Monthly payment:	$238.90

Lender servicing fee:	1.00%	Effective Yield*:	12.85%
		Estimated return*:	9.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Oct-1996	Debt/Income ratio:	4%
Credit score:	760-779 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	12y 0m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$638	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Homeownership:	No
Screen name:	kwan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Shore up Cash Reserve
Purpose of loan:
This loan will be used to shore up my current cash reserve.

My financial situation:
I am a good candidate for this loan because I don't have any loan and pays off everything monthly. I'm also prosper investor and you can look at my account detail at http://www.ericscc.com/lenders/kwan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 489207
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,200.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,200	Estimated loss*:	6.10%
Term:	12 months

Lender yield:	16.49%	Borrower rate/APR:	17.49% / 26.44%	Monthly payment:	$201.16

Lender servicing fee:	1.00%	Effective Yield*:	16.11%
		Estimated return*:	10.01%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1998	Debt/Income ratio:	45%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,225	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	28%
		Homeownership:	No
Screen name:	mc1234	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	29 ( 83% )	680-699 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	4 ( 11% )	720-739 (Dec-2010) 720-739 (Jul-2008)
Principal balance:	$0.00	31+ days late:	2 ( 6% )
Total payments billed:	35
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used for debt consolidation for credit card, moving/relocation expenses, and initial housing costs.

My financial situation:
I am a good candidate for this loan because: 1) I have paid back a previous Prosper loan on time. 2) I have the means to make the monthly payments. 3) If necessary, I can provide references. 4) I have an established work history.

Monthly net income: $2500
Monthly expenses (including rent): $1150
Car expenses: none; I do not use a car.
Utilities: $60/month
Phone, cable, internet: $80/month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520383
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	11.20%
Term:	60 months

Lender yield:	29.49%	Borrower rate/APR:	30.49% / 32.96%	Monthly payment:	$326.55

Lender servicing fee:	1.00%	Effective Yield*:	28.75%
		Estimated return*:	17.55%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	800-819 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	0y 8m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,974	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Homeownership:	Yes
Screen name:	cerebral-dedication6	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reorganization
Purpose of loan:
This loan will be used to...consolidate bills, get some dental work done.

My financial situation:
I am a good candidate for this loan because... The very reason that I have excellent credit, is that I am responsible, and pay my bills on time.

Monthly net income: $3,100
Monthly expenses: $
Housing: $425
Insurance: $25.00
Car expenses: $80.00
Utilities: $40.00
Phone, cable, internet: $120.00
Food, entertainment: $500.00
Clothing, household expenses: $
Credit cards and other loans: $300.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520507
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$243.03

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1995	Debt/Income ratio:	22%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 4	Length of status:	9y 11m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Biologist
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,638	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	cmh3390	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	53 ( 100% )	700-719 (Latest)
Principal borrowed:	$8,250.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2009) 620-639 (Mar-2007)
Principal balance:	$2,772.17	31+ days late:	0 ( 0% )
Total payments billed:	53
Description
Wanted: Freedom from some debts!
Purpose of loan:

The loan will be used to pay off 1) existing prosper loan and 2) credit card bills incurred due to my husband going back to college and home improvements.

My financial situation:

The payment is actually less than I now pay monthly on the bills it will consolidate.

Note: My husband and I filed bankruptcy 5 years ago due to a failed business, but have since recovered and learned some valuable lessons.

Below is an outline of my monthly finances:

Net income - $4050
Housing (we own the structure, but have a land payment...) - $700
Utilities (electric/gas/water) - $325
Car payment - $460
Insurance (auto/home) - $180
Existing Prosper loan - $185
Credit card - $100 (min around $40...)
Cell/internet bill - $90
Defered compensation (supplemental retirement) - $250
Food/housing needs - $400
2 boys and a husband - $500
What's left - goes to savings or often covers "pop-up" expenses
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520655
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$87.10

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-2003	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$413	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	37%
		Homeownership:	No
Screen name:	bold-silver-lightning	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Student looking to repair roof!
Purpose of loan:
This loan will be used to...
Repair a leaking roof

My financial situation:
I am a good candidate for this loan because...
I'm a student and have had previous loans with no late payments. Also I have student loans as a means of income and recently started a part time telemarketing job. That job was too recent to list. I have savings and CD accounts, as well as money market accounts, however spending a big lump sum right now would put me in a very big financial burden. I have really good credit.

Monthly net income: $1400
Monthly expenses: $800
Housing: $DNA
Insurance: $DNA
Car expenses: $Car is paid off
Utilities: $400-500
Phone, cable, internet: $70
Food, entertainment: $300-400
Clothing, household expenses: $20-100
Credit cards and other loans: $30
Other expenses: $variable
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520673
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$130.65

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-2001	Debt/Income ratio:	8%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	0 / 0	Length of status:	18y 7m
Amount delinquent:	$0	Total credit lines:	2	Occupation:	Car Dealer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	the-revenue-caper	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car
Purpose of loan: For Charity
This loan will be used to...

My financial situation: Awsome
I am a good candidate for this loan because... I want to see how many of my fellow mens and womens have a big heart like i do to give to people in need

Monthly net income: $10,000
Monthly expenses: $5000
Housing: $2500
Insurance: $500
Car expenses: $900
Utilities: $400
Phone, cable, internet: $70
Food, entertainment: $150
Clothing, household expenses: $200
Credit cards and other loans: $80
Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520761
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$17,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$11,900	Estimated loss*:	2.60%
Term:	60 months

Lender yield:	12.29%	Borrower rate/APR:	13.29% / 14.66%	Monthly payment:	$389.33

Lender servicing fee:	1.00%	Effective Yield*:	12.25%
		Estimated return*:	9.65%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1995	Debt/Income ratio:	14%
Credit score:	760-779 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 5	Length of status:	7y 7m
Amount delinquent:	$50	Total credit lines:	48	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,418	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	Yes
Screen name:	BRIAN75FIRE	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	760-779 (Dec-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
PAYING OFF HIGH CREDIT CARDS
Purpose of loan:
This loan will be used to...
PAY OFF CREDIT CARD I HAVEN'T USED THEM FOR THE LAST THREE YEARS AND THEY DON'T GO DOWN MUCH.
My financial situation: WORK TWO JOBS ONE FULL TIME AND A PART TIME JOB.
I am a good candidate for this loan because...
WHEN I GET THESE PAID OFF I WILL JUST HAVE A HOUSE PAYMENT AND THAT WOULD BE A GOOD FEELING.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520785
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$14,000	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	12.90%	Borrower rate/APR:	13.90% / 16.06%	Monthly payment:	$682.58

Lender servicing fee:	1.00%	Effective Yield*:	12.85%
		Estimated return*:	9.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jul-1995	Debt/Income ratio:	23%
Credit score:	820-839 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	12y 11m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,049	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	Yes
Screen name:	p2ploan-quark6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Made Easy!
This loan will be used to consolidate existing debt into one manageable payment with a fixed rate. The debt I intend to pay off with this loan are variable rate c.c's with a current total balance of $19,400.

I am a good candidate for this loan because in the 19 yrs I have used credit I have never missed or been late with a payment and have always paid my them in full. Student loans, c.c's, personal loans, car loans or mortgages, I have been faithful in paying them on time or early. I have a strong career in my 13th year of employment with the same organization. I have a base salary of over $80,000 and a realized income of over $100,000 with overtime. This has increased every year. My monthly payments are: Mortgage-$1,115, Car-$526, Cell-$81, Gas/Elec.-$70, Car/Home Insur.-$94, Internet-$40, Life Insur.-$20. Other misc. expenses avg. $500 a month for approx. monthly expenses of under $2500. My excellent credit and high score should make this a great investment!.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490938
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	2.60%
Term:	12 months

Lender yield:	8.29%	Borrower rate/APR:	9.29% / 15.08%	Monthly payment:	$175.17

Lender servicing fee:	1.00%	Effective Yield*:	8.27%
		Estimated return*:	5.67%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1985	Debt/Income ratio:	11%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,148	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	40%
		Homeownership:	Yes
Screen name:	swamp42	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	32 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	620-639 (Oct-2007) 640-659 (Aug-2007) 640-659 (Feb-2007)
Principal balance:	$0.21	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to?
Pay off the last of my high interest credit card debt.

My financial situation:
I am a good candidate for this loan because
I have a stable work history. I also have an excellent repayment record with prosper.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 497824
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	2.60%
Term:	60 months

Lender yield:	12.29%	Borrower rate/APR:	13.29% / 14.66%	Monthly payment:	$572.55

Lender servicing fee:	1.00%	Effective Yield*:	12.25%
		Estimated return*:	9.65%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Aug-1993	Debt/Income ratio:	11%
Credit score:	760-779 (Aug-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 18	Length of status:	17y 2m
Amount delinquent:	$0	Total credit lines:	47	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$198,234	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	68%
		Homeownership:	Yes
Screen name:	historic-credit7	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	760-779 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	760-779 (Oct-2010)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	3
Description
Business Expansion
This loan will be used to increase advertising and inventory for our flywheel product, the ThinkBIG Big Kid, a complete safe computing environment for kids.

I am a good candidate for this loan because I earn a very good income with excellent credit scores, and I am working with a world class marketing firm.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 499212
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	6.10%
Term:	60 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 24.25%	Monthly payment:	$414.20

Lender servicing fee:	1.00%	Effective Yield*:	20.50%
		Estimated return*:	14.40%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-2002	Debt/Income ratio:	55%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	5y 10m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,600	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	sweety075	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	49 ( 98% )	660-679 (Latest)
Principal borrowed:	$10,500.00	< 31 days late:	1 ( 2% )	640-659 (Mar-2011) 660-679 (May-2010) 640-659 (Jul-2009) 640-659 (Apr-2009)
Principal balance:	$1,964.48	31+ days late:	0 ( 0% )
Total payments billed:	50
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...consolidate debt into one payment.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 511384
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,500.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$8,750	Estimated loss*:	1.95%
Term:	36 months

Lender yield:	7.99%	Borrower rate/APR:	8.99% / 9.33%	Monthly payment:	$397.44

Lender servicing fee:	1.00%	Effective Yield*:	7.99%
		Estimated return*:	6.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Feb-1997	Debt/Income ratio:	17%
Credit score:	820-839 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	11y 0m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,619	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	40%
		Homeownership:	Yes
Screen name:	goal-revenue8	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Loan
Purpose of loan:
This loan will be used to scale up an already successful online marketing business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 513164
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$194.42

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-2006	Debt/Income ratio:	12%
Credit score:	760-779 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	5y 2m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,653	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	Yes
Screen name:	sydney075	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	35 ( 100% )	760-779 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	720-739 (Jul-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Looking to get a new car
Purpose of loan:
My current vehicle I have driven for over 130,000 miles and now the odometer is about to top 200k. I have been researching vehicles for several months now and have found a nice used car I would like to purchase. This loan will be used for that purpose.

My financial situation:
I just recently finished paying off a previous prosper loan with almost the same monthly payment amount. Because of this the monthly amount has been planned into my monthly budget already. As such this loan will not put any additional stress on me financially.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 514946
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	10.00%
Term:	36 months

Lender yield:	22.99%	Borrower rate/APR:	23.99% / 27.47%	Monthly payment:	$235.37

Lender servicing fee:	1.00%	Effective Yield*:	22.43%
		Estimated return*:	12.43%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1993	Debt/Income ratio:	50%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	12y 2m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$48,527	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	OurAbundance	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	29 ( 100% )	680-699 (Latest)
Principal borrowed:	$18,000.00	< 31 days late:	0 ( 0% )	700-719 (Apr-2008) 680-699 (Jul-2006)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Loan Consolidation
Purpose: Loan Consolidation
Used to... Consolidate high interest card, close account.

Financial situation: Solid. 12 years at job, good outlook.
Good candidate because... I'll pay it back, I always do. (Two previous Prosper loans that are paid off)

Monthly net income: $ 2700 (Base. Does not include bonuses, stock grants, espp, etc)

Monthly expenses total: $ 2575

(Note: Housing / auto / utilities expenses reflect a 50% share, wife covers the other half)

Housing (own home) $ 900
Insurance $ 35
Car $ 190
Utilities $100
Phone, cable, internet $150
Food, entertainment $ 150
Household expenses $ 150
Credit cards and other loans $ 900

My wife's net income is 2000/mo.

After our first child was born a couple of years ago and my wife stopped working for a period of several months (then returned to work permanently but part time), our credit card debt increased. We're now working to reduce it. Thanks for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 515718
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,150	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$195.97

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-1986	Debt/Income ratio:	Not calculated
Credit score:	720-739 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	1	Current / open credit lines:	4 / 3	Length of status:	61y 5m
Amount delinquent:	$432	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$59	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	chestnut066	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation for Credit Card
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $833
Monthly expenses: $ 450
Housing: $
Insurance: $
Car expenses: $
Utilities: $ 150
Phone, cable, internet: $ 50
Food, entertainment: $ 100
Clothing, household expenses: $50
Credit cards and other loans: $100
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 518752
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$23,500.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$16,450	Estimated loss*:	2.60%
Term:	36 months

Lender yield:	9.29%	Borrower rate/APR:	10.29% / 12.40%	Monthly payment:	$761.48

Lender servicing fee:	1.00%	Effective Yield*:	9.26%
		Estimated return*:	6.66%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1995	Debt/Income ratio:	49%
Credit score:	760-779 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	17y 3m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$998	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	No
Screen name:	loyalty-ace1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	760-779 (Latest)
Principal borrowed:	$15,000.00	< 31 days late:	0 ( 0% )	780-799 (Jan-2010)
Principal balance:	$1,112.61	31+ days late:	0 ( 0% )
Total payments billed:	17
Description
House Renovation
Purpose of loan:
This loan will be used to... help me and my family to take care the renovation and updating the house furniture.

My financial situation:
I am a good candidate for this loan because... I have a good record of paying on time not just with other loans history but also with prosper as well , my job is stable. I am making enough for me to pay back in time.

Thank you for considering my loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 519526
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,000	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$408.20

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1995	Debt/Income ratio:	48%
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	23y 4m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,768	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	29%
		Homeownership:	No
Screen name:	adaptable-loyalty5	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for an auto purchase
Purpose of loan:
This loan will be used to...purchase a auto and consolidate bills

My financial situation: good
I am a good candidate for this loan because...I pay my bills on time am not behind or delinquent and have had several loans in the past without problems or complaints

Monthly net income: $2100
Monthly expenses: $ 609
Housing: $0
Insurance: $54
Car expenses: $30
Utilities: 0
Phone, cable, internet: $185
Food, entertainment: $40
Clothing, household expenses: $300
Credit cards and other loans: $2260
Other expenses: $1400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520432
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-1998	Debt/Income ratio:	57%
Credit score:	700-719 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	9y 2m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$28,133	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	miapia83	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to consolidate my bills

My financial situation:
I am a good candidate for this loan because I make my payments on time. Will set up an allotment to come out of my paycheck every month. Currently I have some credit cards I would like to pay off. Consolidating them all together will be much easier for me. Thank you for your time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520498
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$102.05

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-1986	Debt/Income ratio:	3%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	24y 3m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,067	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	27	Bankcard utilization:	11%
		Homeownership:	No
Screen name:	unforgettable-currency4	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
loan request
Purpose of loan:
This loan will be used to..pay for schooling.

My financial situation:
I am a good candidate for this loan because I pay my debts off and earn a good salary. I'm in need of this loan for additional items needed to further my child's college education

Monthly net income: $4000
Monthly expenses: $ 300
Housing: $ 800
Insurance: $ 50
Car expenses: $ n/a
Utilities: $ 200
Phone, cable, internet: $ 80
Food, entertainment: $ 80
Clothing, household expenses: $ 100
Credit cards and other loans: $ 150
Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520516
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	11.20%
Term:	12 months

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 34.11%	Monthly payment:	$380.16

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	12.20%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1985	Debt/Income ratio:	21%
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 16	Length of status:	7y 9m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$24,054	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	spacecaptain	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Equipment Purchase
Purpose of loan:
This loan will be used to purchase equipment of start a new small business

My financial situation:
I am a good candidate for this loan because I have a steady job. I need the loan for the inital equipment purchase. I have the funds for materials and other expenses.

Monthly net income: $ 4900.00
Monthly expenses: $ 3992.60
Housing: $ 600.00
Insurance: $ 509.6
Car expenses: $ 178.00
Utilities: $ 200.00
Phone, cable, internet: $ 180.00
Food, entertainment: $ 600.00
Clothing, household expenses: $ 75.00
Credit cards and other loans: $ 1500.00
Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520670
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Estimated loss*:	11.20%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$224.51

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1985	Debt/Income ratio:	9%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	2 / 2	Length of status:	1y 7m
Amount delinquent:	$22,889	Total credit lines:	17	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,437	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	70%
		Homeownership:	Yes
Screen name:	revenue-path4	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Largemouth
Purpose of loan: We had asked for $10,500 to start and Italian Ice Business in Oklahoma. However, we have readjusted our plans and believe we can do it for much less. This $5,500 will be used to buy some equipment and inventory. Our goal is to teach our children about business, sales, accounting, and marketing.

My financial situation: About two years ago I was without income for over eight months. At same time my wife was diagnosed with cancer and given six months to live. We fell a couple of months behind on our mortgage and by the time I got a job the servicer started foreclosure proceedings against us. We have counter sued the servicer for wrongful foreclosure.

Monthly net income:$3200 +
Monthly expenses: $2100
Housing: $
Insurance: $
Car expenses: $0
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520700
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$4,550	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$234.96

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-1993	Debt/Income ratio:	19%
Credit score:	640-659 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	9 / 9	Length of status:	16y 0m
Amount delinquent:	$56	Total credit lines:	11	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,629	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	30%
		Homeownership:	Yes
Screen name:	thankful-asset1	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hard Times
Purpose of loan: Pay off credit cards
This loan will be used to...

My financial situation: First Financial
I am a good candidate for this loan because...Because I will pay on time

Monthly net income: $2200
Monthly expenses: $1100
Housing: $500
Insurance: $25
Car expenses: $0
Utilities: $97
Phone, cable, internet: $62
Food, entertainment: $150
Clothing, household expenses: $0
Credit cards and other loans: $245
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520706
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$253.03

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Dec-1992	Debt/Income ratio:	13%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 9	Length of status:	10y 10m
Amount delinquent:	$0	Total credit lines:	60	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,156	Stated income:	$100,000+
Delinquencies in last 7y:	21	Bankcard utilization:	70%
		Homeownership:	Yes
Screen name:	stable-gain3	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I'd rather pay you than Citibank!
Purpose of loan: Consolidate Credit CardsThis loan will be used to get all of my credit cards under one payment. My plan is to become and investor on this site once I have these loans under control. I also plan to pay off this loan within a year and a half, as I have some stocks vesting over the next couple of years. This is a 100% safe investment!

My financial situation: Great - I have a great debt to income ratio, and will have absolutely no problem making payments on this loan.

I am a good candidate for this loan because I have always paid my debts, and am using Prosper as a tool to get completely out of debt in the next 24 months.

(total household expenses)

Monthly net income: $12,000
Monthly expenses: $8600
Housing: $2,900
Insurance: $200
Car expenses: $1000
Utilities: $400
Phone, cable, internet: $200
Food, entertainment: $2000
Clothing, household expenses: $500
Credit cards and other loans: $576
Other expenses: $1600 (day care)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520776
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$8,400	Estimated loss*:	3.80%
Term:	36 months

Lender yield:	12.90%	Borrower rate/APR:	13.90% / 16.06%	Monthly payment:	$409.55

Lender servicing fee:	1.00%	Effective Yield*:	12.85%
		Estimated return*:	9.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Aug-2005	Debt/Income ratio:	15%
Credit score:	740-759 (Jul-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	0y 5m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,232	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	No
Screen name:	efficient-gain7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to...To move into a renovated apartment and pay off some old debt.

My financial situation:
I am a good candidate for this loan because... I have always paid my bills on time and I have never missed a payment.

Monthly Income 4,400
Monthly Expenses 1000.00 a month
Credit Cards 100.00
Housing 250.00 a month
Car Insurance 80.00 a month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520782
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$25,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$17,500	Estimated loss*:	3.80%
Term:	60 months

Lender yield:	13.90%	Borrower rate/APR:	14.90% / 16.29%	Monthly payment:	$593.44

Lender servicing fee:	1.00%	Effective Yield*:	13.85%
		Estimated return*:	10.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1988	Debt/Income ratio:	27%
Credit score:	780-799 (Aug-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	7y 6m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,901	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	No
Screen name:	silver-voltage1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Asking for a simple loan
Purpose of loan:
This loan will be used to...make repairs to home, pay off debt, and general use

My financial situation:
I am a good candidate for this loan because...I have a stable income and position with my employer and have a letter of reference, i have perfect credit and have no negative information
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520794
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	16.50%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	12.67%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Feb-1993	Debt/Income ratio:	Not calculated
Credit score:	740-759 (Aug-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	6y 1m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$14,646	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Homeownership:	Yes
Screen name:	coin-fate	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Professor
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520812
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-2001	Debt/Income ratio:	20%
Credit score:	680-699 (Aug-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,827	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	100%
		Homeownership:	Yes
Screen name:	gentle-funds3	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvement loan
Purpose of loan:
This loan will be used to... make necessary improvements to my home

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $2,800
Monthly expenses: $
Housing: $758.00
Insurance: $100.00
Car expenses: $80.00
Utilities: $100.00
Phone, cable, internet: $80.00
Food, entertainment: $100.00
Clothing, household expenses: $50.00
Credit cards and other loans: $0
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520830
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1993	Debt/Income ratio:	19%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	6 / 3	Length of status:	8y 5m
Amount delinquent:	$614	Total credit lines:	14	Occupation:	Administrative Assi...
Public records last 12m / 10y:	1/ 1	Revolving credit balance:	$1,912	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	42%
		Homeownership:	No
Screen name:	adorable-deal059	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Biker Chick
Purpose of loan:
This loan will be used to...Purchase a motorcycle

My financial situation: Good
I am a good candidate for this loan because... I pay my bills on time

Monthly net income: $3,000
Monthly expenses: $1800.00
Housing: $850.
Insurance: $ 62.00
Car expenses: $200.
Utilities: $70.
Phone, cable, internet: $162.
Food, entertainment: $ 75.00
Clothing, household expenses: $50.
Credit cards and other loans: $ 200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 520842
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	16.99%	Borrower rate/APR:	17.99% / 20.20%	Monthly payment:	$180.74

Lender servicing fee:	1.00%	Effective Yield*:	16.69%
		Estimated return*:	10.74%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-2001	Debt/Income ratio:	18%
Credit score:	660-679 (Aug-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	0y 4m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,126	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Homeownership:	No
Screen name:	wise-lively-listing	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fitness And You
Purpose of loan:
This loan will be used to... pay of some debts, use for fitness equipment, and CEC's for Personal Training

My financial situation: Fair
I am a good candidate for this loan because... Dedicated to achieving success

Monthly net income: $ 850
Monthly expenses: $600
Housing: $0
Insurance: $79
Car expenses: $100
Utilities: $0
Phone, cable, internet: $0
Food, entertainment: $100
Clothing, household expenses: $0
Credit cards and other loans: $100
Other expenses: $100
Information in the Description is not verified.